Exhibit 99.1

FAT Brands Inc. Files Voluntary Chapter 11 Petitions to Bolster Capital Structure

LOS ANGELES (Jan. 26, 2026) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (the “Company”), today announced it has commenced voluntary chapter 11 proceedings in the U.S. Bankruptcy Court for the Southern District of Texas. FAT Brands plans to use the filings to deleverage the balance sheet, maximize value for its stakeholders, and support continued growth of its brands.

FAT Brands’ portfolio of 18 restaurant concepts encompasses more than 2,200 locations worldwide. Iconic brands such as Fatburger, Johnny Rockets, Round Table Pizza, among others, are expected to remain operating as usual during the chapter 11 process, and will continue to provide their signature dining experiences. Trading of FAT Brands’ securities on NASDAQ is expected to continue with a “Q” suffix during this period.

“Our dynamic portfolio of brands has demonstrated tremendous resilience in a challenging restaurant operating environment over the last few years. We are well positioned for long-term profitability and growth. The chapter 11 process will provide us with the opportunity to strengthen our capital structure to support our concepts and ensure they remain at the forefront of their sectors,” said Andy Wiederhorn, CEO of FAT Brands. “We plan to use this process to connect with key stakeholders around a value-maximizing plan and will act prudently to remain steadfast in upholding and protecting stakeholder interests. Our focus in this process remains providing quality service to our customers and supporting our franchise partners and the over 45,000 corporate and franchise employees.”

Bankruptcy Court filings and other information about the claims process and proceedings can be found at a separate website maintained by the Company’s proposed claims and noticing agent, Omni Agent Solutions, Inc., at https://omniagentsolutions.com/FatBrands-TwinHospitality.

Latham & Watkins LLP is serving as legal counsel to the Company. GLC Advisors & Co., LLC is serving as investment banker, Huron Consulting Services LLC is serving as financial advisor, and Omni Agent Solutions, Inc. is serving as claims, noticing and solicitation agent.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets, and develops fast casual, quick-service, casual dining, and polished casual dining concepts around the world. The Company currently owns 18 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Fazoli’s, Twin Peaks, Great American Cookies, Smokey Bones, Hot Dog on a Stick, Buffalo’s Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Native Grill & Wings, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises and owns over 2,200 units worldwide. For more information on FAT Brands, please visit fatbrands.com.

Forward Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors These forward-looking statements include, among others, statements about: the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceedings, including the “first day” relief being requested; the Company’s ability to successfully consummate a restructuring; the expected effects of the Chapter 11 proceedings, on the Company’s business and the interests of various stakeholders; the Company’s ability to continue operating in the ordinary course; the terms, effectiveness, and consummation of a chapter 11 plan; the anticipated capital structure upon emergence from bankruptcy; the expected treatment of claims; the potential cancellation of the Company’s equity; the registration status of any new securities to be issued pursuant to a chapter 11 plan, and the timing of any of the foregoing. Forward-looking statements are based on the Company’s current expectations, assumptions and estimates and are subject to risk, uncertainties, and other important factors that are difficult to predict and that could cause actual results to differ materially and adversely from those expressed or implied. These risks include, among others, those related to: the Company’s ability to confirm and consummate a chapter 11 plan of reorganization; the duration and outcome of the Chapter 11 proceedings; the risk of the Company suffering from a long and protracted restructuring; the impact of the Chapter 11 proceedings on the Company’s operations, reputation and relationships with tenants, lenders, and vendors; the Company having insufficient liquidity; the availability of financing during the pendency of, or after completion of, the Chapter 11 proceedings; the effectiveness of overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies that the Company may employ to address its liquidity and capital resources and achieve its stated goals; the potential cancellation of the Company’s equity; and the Company’s historical financial information not being indicative of its future performance as a result of the Chapter 11 proceedings.

The information contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 29, 2024 and subsequent filings with the SEC, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon the Company’s forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

MEDIA CONTACT:

Erin Mandzik, FAT Brands

emandzik@fatbrands.com

INVESTOR RELATIONS:

ICR

Michelle Michalski

IR-FATBrands@icrinc.com